BY-LAWS OF EUROTELECOM COMMUNICATIONS, INC.

                                     BY-LAWS
                                       OF
                        EUROTELECOM COMMUNICATIONS, INC.


                                    ARTICLE I
                                CORPORATE OFFICES

1.1  REGISTERED OFFICE AND AGENT

The registered office of the Company shall be located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of the registered agent of the Company at such location shall be The Corporation Trust Company.

1.2  OTHER OFFICES

The Board of Directors may at any time establish other offices at any place within or without the State of Delaware as the business of the Company may require.


                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

2.1  PLACE OF MEETINGS

Meetings of stockholders shall be held at any place within or without the State of Delaware as may be designated by the Board of Directors. In the absence of any such designation. stockholders meetings shall be held at the registered office of the Company.

2.2  ANNUAL MEETINGS

The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors. Such annual meetings shall be held for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting.

2.3  SPECIAL MEETINGS

Special meetings of the stockholders may be called at any time for any purpose by the board of directors, the Chairman of the Board, the President, or by the holders of record of at least one-third of the issued and outstanding shares of stock entitled to vote thereat.

2.4  NOTICE OF STOCKHOLDER'S MEETINGS

All notices of meetings of stockholders shall be in writing and shall be sent or otherwise given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Company. An affidavit of the Secretary or an


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Assistant Secretary or of the transfer agent of the Company that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.5  WAIVER OF NOTICE

Whenever notice is required to be given to any stockholder under any provision of the General Corporation Law of Delaware or of the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when such stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at. nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-laws.

2.6  QUORUM AND REQUIRED VOTE

Except as otherwise required by statute or by the Certificate of Incorporation, the holders of one-third of the stock issued and outstanding and entitled to vote, whether present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum is not present or represented at any meeting of the stockholders, then the stockholders of a majority of the shares entitled to vote thereat, present in person or represented in proxy, or the Chairman of the meeting, shall have power to adjourn the meeting to another time and place in accordance with Section 2.7 below. Except as otherwise required by statute or by the Certificate of Incorporation, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Where a separate vote by class constitute a quorum of such class, and the affirmative vote of a majority of shares in such class present in person or represented by proxy at the meeting shall be the act of such class, except as otherwise required by statute or by the Certificate of Incorporation.

2.7  ADJOURNED MEETINGS

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8  STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action that may be taken at any annual or special meeting of such stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.


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Prompt notice of the taking of the corporate action without a meting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any Section of the General Corporation Law of Delaware, if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such Section shall state, in lieu of any statement required by such Section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.

2.9 RECORD DATE FOR STOCKHOLDER NOTICES AND ACTIONS

In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If the Board of Directors does not so fix a record date:

(i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and

(ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and

(iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

2.10 PROXIES

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the Secretary of the Company, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholders attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of section 212
Cc) of the General Corporation Law of Delaware.


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2.11 LIST OF STOCKHOLDERS ENTITLED TO VOTE

The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the entire time thereof, and may be inspected by the stockholder who is present.

2.12 ELECTION OF DIRECTORS

The election of directors does not need to be by written ballot.

2.13 CONDUCT OF MEETINGS

Meetings of the stockholders shall be presided over by the Chairman of the Board, if any, or, in his absence, by the President, if present, or, in the absence of both, by a Vice President or, if none of the foregoing is in office and present and acting, by a Chairman to be chosen by a majority of the shares entitled to vote who are present, in person or by proxy. The Secretary of the Company, or in his absence, an Assistant Secretary, shall act as Secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a Secretary of the meeting. The order of business at all meetings of the stockholders shall be determined by the Chairman of the meeting.

2.14 APPOINTMENT OF INSPECTORS

The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors, who need not be stockholders to act at the meeting or any adjournment thereof. If an inspector or inspectors have not been previously appointed, the Chairman of the meeting may, and upon the request of any shareholder or proxy shall, appoint one or more inspectors at the meeting. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made at the meeting by the Chairman. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power-of each, the shares of stock represented at the meting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine when the polls shall close, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the Chairman of the meeting or any stockholder, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by him or them and execute a certificate of any fact found by him or them.


                                   ARTICLE III
                                    DIRECTORS

3.1

Subject to the provisions of the General Corporation Law of Delaware and any limitations in the Certificate of Incorporation, the business and affairs of the Company shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.


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3.2 NUMBER OF DIRECTORS

The authorized number of directors shall be fixed at eight (8) and may be changed by the Board of Directors from time to time. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires, unless such director earlier resigns or is removed from office.

3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE

Except as provided in Section 3.5 below, directors shall be elected at each annual meeting of stockholders. Directors need not be stockholders. Each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

3.4 RESIGNATION OR RENEWAL

A director may resign at any time by written notice to the Company. Such resignation shall take effect as of the date of receipt of such notice or at any later time specified in such notice; and, unless otherwise specified in such notice, the acceptance of resignation shall not be necessary to make it effective. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to elect one or more directors, this provision shall apply in respect to the removal without cause of a director so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.

3.5 VACANCIES

Vacancies and newly created directorships may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, or by the stockholders. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected, or by the stockholders of such class or series of stock.

If at any time, the Company shall have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of these By--laws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase) then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten
(10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

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3.6 COMPENSATION

The Board of Directors shall have the authority to fix the compensation of directors.

                                   ARTICLE IV
                              MEETINGS OF DIRECTORS

4.1 PLACE OF MEETINGS

The Board of Directors of the Company may hold its meetings either within or without the State of Delaware.

4.2 REGULAR MEETINGS

Regular meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board of Directors and publicized among all the directors. A notice of each regular meeting need not be given.

4.3 SPECIAL MEETINGS

Special meetings of the Board of Directors for any purpose may be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary or any two (2) directors. Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first--class mail or telegram, charges prepaid, addressed to each director at that directors address as it is shown on the records of the Company. If the notice is mailed, it shall be deposited in the United States mail at least four
(4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting.

4.4 QUORUM AND REQUIRED VOTE

At all meetings of the Board of Directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business (except that, when only one director is authorized, one director shall constitute a quorum) and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Certificate of Incorporation or these By--laws. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting to another time and place without notice other than announcement at the meeting, until a quorum is present.

4.5 MEETINGS BY TELEPHONE

Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and talk to each other, and such participation in a meeting shall constitute presence in person at the meeting.
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4.6 WAIVER OF NOTICE

Whenever notice is required to be given to any director under any provision of the General Corporation Law of Delaware or of the Certificate of Incorporation or these By--laws, a written waiver thereof, signed by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when such director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

4.7 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing and such document is filed with the minutes of proceedings of the Board of Directors.


                                    ARTICLE V
                             COMMITTEES OF DIRECTORS

5.1 ESTABLISHMENT AND AUTHORITY

The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the Company. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers that may require it: but no such committee shall have the power or authority to
(i) amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporations Law of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets, (iv) recommend to the stockholders a dissolution of the Company or a revocation of a dissolution, or
(v) amend the By--laws of the Company: and, unless the board resolution establishing the committee, the By--laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

5.2 MEETINGS AND ACTIONS OF COMMITTEES

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provision, of Article IV of these By-laws, with such changes in the context of those By-laws as are necessary to substitute the committee and its members for the Board of Directors and its members: provided, however that notice of regular and special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. Each committee may adopt rules for the governance of such committee not inconsistent with the provisions of these By-laws or any resolution of the Board of Directors.


                                   ARTICLE VI
                                    OFFICERS

6.1 ELECTION OF OFFICERS

The officers of the Company shall be appointed by the Board of Directors and shall serve subject to its direction and control. The officers of the Company shall be a President, one or more Vice Presidents, a Secretary, and a Chief Financial Officer. The Company may also have, at the discretion of the Board of Directors, a Chairman of the Board, a Chief Executive Officer, a Treasurer, Assistant Secretaries, Assistant Treasurers, and any such other officers as may be determined by the Board of Directors. Any Vice President or other Assistant officer shall exercise all the powers of the officer to which they are an assistant. Any number of offices may be held by the same person.

6.2 TERM OF OFFICE AND COMPENSATION

The term of office and the compensation of each officer and the manner and time of the payment of such compensation shall be determined by the Board of Directors from time to time in its sole discretion, subject to the rights, if any, of such officer under contract of employment with the Company. The appointment of any officer shall not of itself create any contractual right of employment. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal.

6.3 RESIGNATION OR REMOVAL

Any officer may resign at any time by giving written notice to the Company. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified in such notice, and, unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any officer may be removed, either with or without cause, by the Board of Directors or by any officer to whom such power of removal may be delegated by the Board of Directors.

6.4 VACANCIES

Any vacancy occurring in any office of the Company by death, resignation, removal, or otherwise shall be filled by the Board of Directors.

6.5 CHAIRMAN OF THE BOARD

The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors.

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6.6 PRESIDENT

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board or the Chief Executive Officer, if there be such an officer, the President shall have general supervision, direction, and control of the business and the officers of the Company. He shall preside at all meetings of the shareholders and, in the absence or nonexistence of a Chairman of the Board, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors.

6.7 VICE PRESIDENT

The titles, powers, and duties of the Vice President or Vice Presidents shall be as prescribed by the Board of Directors. In the absence or disability of the President, the Vice President, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them by the Board of Directors, the President, the Chairman of the Board, if any, and the Chief Executive Officer, if any.

6.8 SECRETARY

The Secretary shall keep or cause to be kept, at the principal executive office of the Company or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office of the Company or at the office of the company' a transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by statute or by these By--laws. He shall keep the seal of the Company, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the President, the Chairman of the Board, if any, and the Chief Executive Officer, if any.

6.9 CHIEF FINANCIAL OFFICER

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursement, gains, losses, capital, retained earnings, and shares.

The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the Company with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Company as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Company, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the president, the Chairman of the Board, if any, and the Chief Executive Officer, if any.

6.10 APPROVAL OF LOANS TO OFFICERS

The Company may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Company or of its subsidiary, including any officer or employee who is a director of the Company or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Company. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Company. Nothing in this Section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Company at common law or under any statute.

6.11 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Company, and which person or persons may enter into any contract or execute any instrument in the name of and on behalf of the Company. Such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.


                                   ARTICLE VII
                            INDEMNIFICATION OF AGENTS

7.1 STANDARD IN NON-DERIVATIVE PROCEEDINGS

The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether external or internal to the Company (other than a judicial action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee, trustee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, or agent of another corporation, partnership, joint venture, trust or other enterprise (all such persons are hereafter referred to as "Agent"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, or any appeal therein if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nob contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

7.2 STANDARD IN DERIVATIVE SUITS

The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was an Agent of the Company against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense, settlement, or appeal of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

7.3 INDEMNIFICATION OF SUCCESSFUL PARTY

Notwithstanding the other provisions of this Article, to the extent that an Agent of the Company has been successful on the merits or otherwise, including without limitation the dismissal of an action without prejudice or the settlement of an action without admission of liability, in defense of any action, suit, or proceeding referred to in Sections 7.1 and 7.2 above, or in defense of any claim, issue, or matter therein, or an appeal from any such action, suit, proceeding, claim, or matter, such Agent shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

7.4 CONDITIONS OF INDEMNIFICATION

Any indemnification under Sections 7.1 and 7.2 of this Article (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 7.1 and 7.2 of this Article. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer. employee, trustee, or agent of the. Company which imposes duties on, or involves services by, such director, officer, employee, trustee, or agent with respect to an employee benefit plan, its participants or beneficiaries: and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Section.

7.9 CONTINUING RIGHT

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.10 SAVINGS CLAUSE

If this Article or any portion thereof shall be invalidated by any court of competent jurisdiction, the remaining provisions hereof shall nevertheless remain in full force and effect and the Company shall indemnify each Agent hereunder to the full extent permitted by any remaining portion of this Article that shall not have been invalidated or by any other applicable law.

7.11 SPECIAL LIMITATIONS ON LIABILITY OF DIRECTORS

No director of the Company shall be personally liable to the Company or its stockholders for monetary damages arising out of or resulting from any breach of his fiduciary duty as a director in connection with any act or omission occurring subsequent to the effective date of this provision as part of the Certificate of Incorporation of the Company: provided that this provision shall not in any case eliminate or limit any such liability of a director arising out of or resulting from (a) a breach by such director of his duty of loyalty to the Company or to its stockholders, (b) any act or omission of such director not in good faith or which involves intentional misconduct or a knowing violation of law, (c) any payment of a dividend on or any purchase or redemption of the capital stock of the company or other transaction in violation of Section 174 of the General Corporation Law of Delaware, or (d) any transaction from which such director derived an improper personal benefit.

                                  ARTICLE VIII
                          RECORDS AND INSPECTION RIGHTS

8.1 MAINTENANCE OF RECORDS

The Company shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its shareholders, listing their names and addresses and the number and class of shares held by each shareholder, a stock ledger, copies of the Certificate of Incorporation, as amended, a copy of these By-laws, as amended minute books, accounting books, and other records. Any records maintained by the Company in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

8.2 INSPECTION BY STOCKHOLDERS

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Companys stock ledger, a list of its stockholders, and its other books and records and to make copies of extracts therefrom. A proper purpose shall mean a purpose reasonably related to such persons interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Company at its registered office in Delaware or at its principal place of business.

8.3 INSPECTION BY DIRECTORS

Any director shall have the right to examine the company's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may similarly order the Company to permit the director to inspect any and all to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

                                   ARTICLE IX
                                SUNDRY PROVISIONS


9.1 SHARES HELD BY THE COMPANY

Shares of stock of other companies which stand in the name of this Company may be voted or represented and all rights incident thereto may be exercised on behalf of this Company by any officer of the Company who has been authorized to do so by resolution of the Board of Directors.

9.2 STOCK CERTIFICATES

The shares of a corporation shall be represented by certificates, provided that the Board of Directors of the Company may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the company by the Chairman or Vice Chairman of the Board of Directors, or the President, or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary or such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

9.3 LEGENDS ON CERTIFICATES

If the Company is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Company shall issue to represent such class or series of stock: provided, however, that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Company shall issue to represent such class or series of stock a statement that the Company will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

9.4 LOST CERTIFICATES

The Company may issue a new certificate of stock or uncertificated share in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

9.5 CORPORATE SEAL

The corporate seal, if any, shall be in such form as the Board of Directors shall prescribe. The corporate seal may be affixed originally or may be reproduced in any manner. Duplicate seals may be kept as required.

9.6 STOCK TRANSFER AGREEMENTS

The Company shall have power to enter into and perform any agreement with any number of shareholders of any one or more classes of stock of the Company to restrict the transfer of shares of stock of the company of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

9.7 REGISTERED STOCKHOLDERS

The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                    ARTICLE X
                             CONSTRUCTION OF BY-LAWS

10.1 BY-LAW PROVISIONS ADDITIONAL AND SUPPLEMENTED TO PROVISIONS OF LAW

All restrictions, limitations, requirements and other provisions of these By-laws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

10.2 BY-LAW PROVISIONS CONTRARY TO OR INCONSISTENT WITH PROVISIONS OF LAW

Any article, section, subsection, subdivision, sentence, clause or phrase of these By-laws which shall be contrary to or inconsistent with any applicable provision of law shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portion of these By-laws, it being hereby declared that these By-laws, and each article, section, subsection, subdivision, sentence, clause or phrase thereof, would have been adopted irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

                                   ARTICLE XI
                                   AMENDMENTS

These By-laws may be amended or repealed by the Board of Directors or by the stockholders: provided that the determination of the stockholders shall be controlling and may not be subsequently reversed or altered except by the subsequent action of the stockholders.